Exhibit 10.50

LEASE GUARANTY

THIS LEASE GUARANTY (“Guaranty”) is made by ENCORE CAPITAL GROUP, INC. (“Guarantor”), in favor of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT, a New York corporation (“Landlord”), in connection with that certain Office Lease dated March 4, 2011 (the “Lease”) pursuant to which Landlord is to lease to Midland Credit Management, Inc., a Kansas corporation (“Tenant”), those premises generally referred to as the 12th and 13th floors of the building commonly known as 3111 Camino del Rio North, San Diego, California 92108 (the “Premises”).

A. Landlord requires this Guaranty as a condition to Landlord’s execution of the Lease and the performance of the obligations to be performed under the Lease by Landlord.

B. Guarantor has agreed to provide this Guaranty to induce Landlord to enter into the Lease with Tenant and perform its obligations under the Lease.

In consideration of Landlord’s agreement to execute the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby agree with Landlord as follows:

1. The Lease is hereby incorporated into and made a part of this Guaranty by this reference.

2. Guarantor hereby unconditionally guarantees, as a primary obligor and not as a surety, without deduction by reason of setoff, defense or counterclaim, the full and punctual payment of all sums of rent and other amounts payable under the Lease and the full and punctual performance of all terms, covenants and conditions in the Lease to be kept, performed and/or observed by Tenant. Guarantor’s obligations under this Guaranty are continuing and unconditional. The foregoing obligations are sometimes referred to hereinafter as the “Guaranty Obligations.”

3. Guarantor hereby agrees that, without the consent of or notice to Guarantor and without affecting any of the obligations of Guarantor hereunder: (a) the Lease may be extended and any other term, covenant or condition of the Lease may be amended, compromised, released or otherwise altered by Landlord and Tenant, and Guarantor does guarantee and promise to perform all the obligations of Tenant under the Lease as so extended, amended, compromised, released or altered; (b) any guarantor of or party to the Lease may be released, substituted or added; (c) any right or remedy under the Lease may be exercised, not exercised, impaired, modified, limited, destroyed, or suspended; (d) Landlord or any other person may deal in any manner with Tenant, any guarantor, any party to the Lease or any other person; (e) Landlord may permit Tenant to holdover the Premises beyond the Lease Term; and (f) all or any part of the Premises or of Tenant’s rights or liabilities under the Lease may be sublet, assigned or assumed. Without in any way limiting the foregoing, Guarantor agrees not to unreasonably withhold its consent to any sublease, assignment of the Lease or other modification of the Lease which is agreed to by Landlord and Tenant.

4. Guarantor hereby waives and agrees not to assert or take advantage of: (a) any right to require Landlord to proceed against Tenant, or any other guarantor or person or to pursue any other security or remedy before proceeding against Guarantor; (b) any defense based on the genuineness, validity, regularity or enforceability of the Lease; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement. Guarantor waives any right, statutory, or otherwise, for itself to require or for Tenant to require Landlord to apply rents received toward the Guaranty Obligations, or to otherwise prioritize the receipt of rents as against the Guaranty Obligations.

5. Guarantor hereby waives and agrees not to assert or take advantage of (a) any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of any adverse change in the financial status of Tenant, notices of any other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind; or (b) any right or defense based on a lack of diligence or failure or delay by Landlord in enforcing its rights under this Guaranty or the Lease.

6. Guarantor hereby waives and agrees not to assert or take advantage of any right to (a) exoneration if Landlord’s actions shall impair any security or collateral of Guarantor; (b) any security or collateral held by Landlord; (c) require Landlord to proceed against or exhaust any security or collateral before proceeding against Guarantor; (d) require Landlord to pursue any right or remedy for the benefit of Guarantor.

7. Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency proceeding against Tenant. Guarantor’s obligations under this Guaranty shall in no way be affected by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee of Tenant or by any disaffirmance or abandonment of the Lease or any payment under this Guaranty by a trustee of Tenant in any bankruptcy proceeding including, without limitation, any impairment, limitation, or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of any federal or state bankruptcy or insolvency law or other statute or from the decision of any court. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder. Landlord shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

8. Until all the Tenant’s obligations under the Lease are fully performed, Guarantor: (a) shall have no right of subrogation or reimbursement against the Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty; (b) subordinates any liability or indebtedness of the Tenant now or hereafter held by Guarantor to the obligations of the Tenant under, arising out of or related to the Lease or Tenant’s use of the Premises; and (c) acknowledges that the actions of Landlord may affect or eliminate any rights of subrogation or reimbursement of Guarantor as against Tenant without any liability or recourse against Landlord.

9. Prior to the execution of this Guaranty and at any time during the Term of the Lease upon ten (10) days prior written notice from Landlord, Guarantor agrees to provide Landlord with a current financial statement for Guarantor and financial statements for Guarantor for the two (2) years prior to the current financial statement year to the extent not previously delivered to Landlord. Guarantor’s financial statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Guarantor, audited by an independent certified public accountant. Guarantor represents and warrants that all such financial statements shall be true and correct statements of Guarantor’s financial condition.

10. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

11. This Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns. This Guaranty may be assigned by Landlord voluntarily or by operation of law.

12. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof. No course of dealing between Landlord and Tenant shall alter or affect the enforceability of this Guaranty or Guarantor’s obligations hereunder.

13. Except to the extent of the gross negligence or willful misconduct of Landlord or any Landlord Indemnities, Guarantor hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against, all losses, costs and expenses including, without limitation, all interest, default interest, post-petition bankruptcy interest and other post-petition obligations, late charges, court costs and attorneys’ fees, which may be suffered or incurred by Landlord in enforcing or compromising any rights under this Guaranty or in enforcing or compromising the performance of Tenant’s obligations under the Lease.

14. The term “Landlord” whenever hereinabove used refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof, whether by assignment or otherwise. The term “Tenant” whenever hereinabove used refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise including, without limitation, any trustee in bankruptcy and any bankruptcy estate of Tenant, Tenant’s assignee or sublessee.

15. If Guarantor shall become bankrupt or insolvent, or any application shall be made to have Guarantor declared bankrupt or insolvent, or if Guarantor shall make an assignment for the benefit of creditors, or shall enter into a proceeding for the dissolution of marriage, notice of such occurrence or event shall be promptly furnished to Landlord by Guarantor. This Guarantee shall extend to and be binding upon Guarantor’s successors and assigns, including, but not limited to, trustees in bankruptcy and Guarantor’s estate.

16. Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and sent by registered or certified mail, return receipt requested in accordance with the notice provisions of the Lease. The Tenant shall be deemed Guarantor’s agent for service of process and notice to Guarantor delivered to the Tenant at the address set forth in the Lease shall constitute proper notice to Guarantor forall purposes. Notices to Landlord shall be delivered to Landlord’s address set forth in the Lease. Landlord, at its election, may provide an additional notice to Guarantor at the address provided under Guarantor’s signature below.

17. If either party hereto participates in an action against the other party arising out of or in connection withthis Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, collection costs and other costs incurred in and in preparation for the action. Guarantor hereby waives any right to trial by jury and further waives and agrees not to assert or take advantage of any defense based on any claim that any arbitration decision binding upon Landlord and Tenant is not binding upon Guarantor.

18. Guarantor agrees that all questions with respect to this Guaranty shall be governed by, and decided in accordance with, the laws of the State of California.

19. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

20. Time is strictly of the essence under this Guaranty and any amendment, modification or revision hereof.

21. If more than one person signs this Guaranty, each such person shall be deemed a guarantor and the obligation of all such guarantors shall be joint and several. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word “person” as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

22. If Guarantor is a corporation, each individual executing this Guaranty on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Guaranty on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Guaranty is binding upon said corporation in accordance with its terms. If Guarantor is a corporation, Landlord, at its option, may require Guarantor to concurrently, with the execution of this Guaranty, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Guaranty.

23. Without limiting the generality of any of the covenants and agreements of the Guarantor set forth above in this Guaranty, Guarantor hereby waives any and all rights or defenses that are or may become available to Guarantor under the provisions of Sections 2787 to 2855, inclusive, of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

24. In the event any payment by Tenant to Landlord is held to constitute a preference under the bankruptcy laws, such payment by Tenant to Landlord shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Landlord upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

25. Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that Landlord mitigate damages, or file suit or proceed to obtain or assert a claim for personal judgment against Tenant for the Guaranty Obligations, or make any effort at collection of the Guaranty Obligations from Tenant, or foreclose against or seek to realize upon any security or collateral now or hereafter existing for the Guaranty Obligations, or file suit or proceed to obtain or assert a claim for personal judgment against any other party (whether maker, guarantor, endorser or surety) liable for the Guaranty Obligations, or make any effort at collection of the Guaranty Obligations from any such other party, or exercise or assert any other right or remedy to which Landlord is or maybe entitled in connection with the Guaranty Obligations or any security or collateral or other guaranty therefor, or assert or file any claim against the assets or estate of Tenant or any other guarantor or other person liable for the Guaranty Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment of the Guaranty Obligations by Guarantor hereunder, or at any time thereafter.

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THE UNDERSIGNED HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED IN THIS GUARANTY INCLUDING, WITHOUT LIMITATION, ALL WAIVERS CONTAINED IN THIS GUARANTY.

Executed on this 4th day of March, 2011.

Address of Guarantor:

8875 Aero Dr. Ste 200	ENCORE CAPITAL GROUP, INC.,
San Diego, CA 92123	a Delaware corporation

	By:	/s/ J. Brandon Black
	Name:	J. Brandon Black
	Title:	President and CEO